Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Affinity Bancshares, Inc. (the “Company”) of our report dated December 21, 2018  relating to the consolidated financial statements of Community First Bancshares, Inc. (the Company’s predecessor) appearing in the Company’s Prospectus included in Form S-1 (File No. 333-248745).

/s/ Porter Keadle Moore, LLC
Atlanta, Georgia
January 22, 2021